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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 27, 1998


                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


           South Carolina                  0-11392                57-0525804
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   (State or other jurisdiction of       (Commission            (IRS Employer
            incorporation)               File Number)        Identification No.)

                    70 Commerce Center, Greenville, SC 29615
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code (864) 288-8877

                                 Not Applicable
   -----------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 5.   OTHER EVENTS

On February 27, 1998 the Company signed a definitive agreement to sell substantially all the assets of its contract packaging business unit. The disposition did not involve a significant amount of the Company's total assets or operating income. See the news release below for further details about the transaction.


                 SPAN-AMERICA SELLS CONTRACT PACKAGING BUSINESS
                 ----------------------------------------------
                    COMPANY TO FOCUS ON CORE MEDICAL BUSINESS

Greenville, South Carolina (March 2, 1998) -- Span-America Medical Systems, Inc. (Nasdaq/NM:SPAN) announced today that it sold substantially all of the assets of its contract packaging business unit on February 27, 1998.

         "We believe the sale of the contract packaging unit will allow Span-America's management to focus on the growth of our core medical business," stated Jim Ferguson, president and chief executive officer of Span-America Medical Systems, Inc. "The sale will also free up space in our main plant in the near future, allowing us to consolidate our off-site consumer manufacturing into our Greenville plant to reduce manufacturing costs and improve overall operating efficiencies."

         The purchase price for the contract packaging assets is $2.3 million, with $1.84 million paid in cash at closing and the remainder financed by Span-America over five years. The Company anticipates that no material gain or loss will be recorded in the current quarter as a result of the sale. The contract packaging business accounted for approximately 19% of Span-America's revenues and 8% of total operating profit in fiscal 1997.

         The buyer of the contract packaging unit is Span Contract Packaging, Inc., a new company formed by long-time Span-America contract packaging managers, Ian Simpson and Les Teague. The new business is expected to operate at Span-America's Greenville plant for about six months until the operations can be relocated to a larger building near its current location.

         "We expect the sale of Span-America's contract packaging business to be mostly transparent to our customers and employees," continued Mr. Ferguson. "Our customers and employees were a prime concern in structuring this transaction. We plan to work closely with the new owners to make the transition as smooth as possible."

         Following the move of contract packaging, Span-America will close its consumer manufacturing plant in nearby Greer, South Carolina, and relocate the employees and manufacturing operation into the 50,000-square-foot plant vacated by contract packaging.

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The Company anticipates the improved efficiencies of combining operations in
Greenville and the effect of the recently announced stock repurchase will minimize, and possibly offset, the lost profit contribution from the sale of the contract packaging business.

         "We believe the sale of the contract packaging business will allow our management to focus on building our core medical business as we evolve into a clinically driven wound management company. The wound management market encompasses our existing surface, seating, and positioning products and includes new product opportunities in skin care, wound care, and nutrition. In addition, we intend to leverage our manufacturing competencies developed in our medical business to make and sell custom foam and related products in the consumer and industrial markets," concluded Mr. Ferguson.

         Span-America Medical Systems, Inc. manufactures and markets products to the health care industry for the prevention and treatment of pressure ulcers. The Company also is a manufacturer and marketer of custom foam and packaging products for the consumer and industrial markets. Span-America's stock is traded on The Nasdaq Stock Market's National Market under the symbol SPAN.


         WITH THE EXCEPTION OF HISTORICAL FACTUAL INFORMATION, THE STATEMENTS MADE IN THIS PRESS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS, CONTAIN THE WORDS "BELIEVES," "ANTICIPATES," "EXPECTS," AND WORDS OF SIMILAR IMPORT BASED UPON CURRENT EXPECTATIONS AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT WISHES TO CAUTION THE READER THAT THESE FORWARD-LOOKING STATEMENTS SUCH AS MANAGEMENT'S EXPECTATIONS FOR EFFICIENCY IMPROVEMENTS AND ENTERING NEW MARKETS ARE FORECASTS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY AS A RESULT OF RISKS FACING THE COMPANY. SUCH RISKS INCLUDE BUT ARE NOT LIMITED TO: THE TIMING OF THE PROPOSED PLANT CONSOLIDATION, THE OPERATING PERFORMANCE OF SPAN CONTRACT PACKAGING, THE LOSS OF A MAJOR CUSTOMER FOR THE COMPANY'S CONSUMER PRODUCTS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING IN THE WOUND MANAGEMENT MARKET, RAW MATERIAL COSTS INCREASES, AND OTHER RISKS REFERENCED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE ISSUANCE OF THIS PRESS RELEASE.

                                       ###







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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               SPAN-AMERICA MEDICAL SYSTEMS, INC.



                               /s/ Richard C. Coggins
                               ----------------------
                               Richard C. Coggins
                               Vice President - Finance


                               /s/ James D. Ferguson
                               ---------------------
                               James D. Ferguson
                               President and Chief Executive Officer


                               Date:  March 12, 1998